As filed with the Securities and Exchange Commission on September 11, 1996

                                                  Registration No.  333-10677

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                               Amendment No. 2
                                     to
                                  Form S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Pier 1 Imports, Inc.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                   75-1729843
(State or other jurisdiction of                    (I.R.S.  employer
incorporation or organization)                    identification no.)

                                              J.  RODNEY LAWRENCE, Esq.
                                         Senior Vice President, Legal Affairs
301 Commerce Street, Suite 600                   Pier 1 Imports, Inc.
    Fort Worth, Texas 76102                 301 Commerce Street, Suite 600
        (817) 878-8000                          Fort Worth, Texas 76102
(Address, including zip code, and                   (817) 878-8000
 telephone number, including area         (Name, address, including zip code,
 code of registrant's principal          and telephone number, including area
      executive offices)                      code, of agent for service)

                                 Copies to:

    C.  WILLIAM BLAIR, Esq.                     JAY R. SCHIFFERLI, Esq.
  Kelly, Hart & Hallman, P.C.                  Kelley Drye & Warren LLP
  201 Main Street, Suite 2500                     Two Stamford Plaza
    Fort Worth, Texas 76102                      281 Tresser Boulevard
        (817) 332-2500                        Stamford, Connecticut 06901
                                                    (203) 324-1400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
  Title of Each        Amount      Maximum        Maximum         Amount of
Class of Securities     To Be  Offering Price    Aggregate      Registration
  to Be Registered   Registered   Per Note    Offering Price         Fee

% Convertible
  Subordinated
  Notes Due 2006   $57,500,000(1)   100%        $57,500,000     $19,827.59(3)

Common Stock,
  $1 par value           (2)         --             --               --

Rights to acquire
  Common Stock           (2)         --             --               --
_____________

(1) Includes $7,500,000 aggregate principal amount of Notes which the Underwriters have the option to purchase solely to cover over-allotments, if any.

(2) There are being registered hereunder such presently undeterminable number of shares as may be required for issuance upon conversion of the Notes. No additional consideration will be received by the Registrant upon conversion of the Notes, and pursuant to Rule 457(i) no additional filing fee is required.

(3)  Previously Paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.  Exhibits.

 Exhibit
 Number                     Description

  1.1    --    Form of Underwriting Agreement.

  4.1    --    Form of Indenture to be dated as of September   , 1996, between
               the Company and Wells Fargo Bank (Texas), N.A. as Trustee, relating to the Notes.

  4.2    --    Form of % Convertible Subordinated Note due 2006 (included in
               Exhibit 4.1)

  5.1*   --    Opinion of Kelly, Hart & Hallman re legality.

 12.1**  --    Statement re Computation of Ratios

 23.1*   --    Consent of Kelly, Hart & Hallman (included in Exhibit 5.1).

 23.2**  --    Consent of Price Waterhouse.

 23.3**  --    Consent of Ernst & Young.

 24.1**  --    Power of Attorney.

 25.1**  --    Statement of Eligibility and Qualification of Trustee on
               Form T-1.
_______

*  To be filed by amendment.

** Previously filed.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No.2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 11, 1996.


                                             PIER 1 IMPORTS, INC.

                                             By /s/ J. RODNEY LAWRENCE
                                                J. Rodney Lawrence
                                                Senior Vice President
                                                   of Legal Affairs


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.2 to Registration Statement has been signed by the following persons on the 11th day of September, 1996, in the capacities indicated.

      Signature              Title or Capacity

            *
   Clark A. Johnson          Chairman of the Board and Chief Executive
                             Officer

            *
   Marvin J. Girouard        President, Chief Operating Officer and Director

            *
   Stephen F. Mangum         Senior Vice President, Chief Financial Officer
                             and Principal Accounting Officer
            *
    Martin L. Berman         Director

            *
    Craig C. Gordon          Director

            *
     James M. Hoak           Director

            *
   Sally F. McKenzie         Director

            *
    Charles R. Scott         Director


* By /s/ J. RODNEY LAWRENCE
        J. Rodney Lawrence
        Attorney-in-Fact

                                EXHIBIT INDEX


Exhibit
Number                        Description


  1.1      Form of Underwriting Agreement.

  4.1      Form of Indenture to be dated as of September   , 1996, between the
           Company and Wells Fargo Bank (Texas), N.A. as Trustee, relating to the Notes.

  4.2      Form of % Convertible Subordinated Note due 2006 (included in
           Exhibit 4.1)

  5.1*     Opinion of Kelly, Hart & Hallman re legality.

 12.1**    Statement re Computation of Ratios

 23.1*     Consent of Kelly, Hart & Hallman (included in Exhibit 5.1).

 23.2**    Consent of Price Waterhouse.

 23.3**    Consent of Ernst & Young.

 24.1**    Power of Attorney.

 25.1**    Statement of Eligibility and Qualification of Trustee on Form T-1.
_________

*  To be filed by amendment.
** Previously filed.